Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Third Quarter 2022 Results
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.35 and $0.34 per diluted share, respectively
Received orders for 19,500 railcars, including multi-year 15,000 railcar order; backlog of $4.1 billion at quarter-end
Delivered 3,935 railcars in the quarter, driving book-to-bill ratio of 5.0x
Returned $123 million of capital to stockholders year-to-date

DALLAS, Texas – October 25, 2022 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the third quarter ended September 30, 2022.
Financial and Operational Highlights
•Lease fleet utilization of 97.9% and Future Lease Rate Differential ("FLRD") of positive 11.0% at quarter end
•New railcar orders of 19,500 and railcar deliveries of 3,935; book-to-bill ratio of 5.0x
•Quarterly total company revenues of $497 million; quarterly income from continuing operations per common diluted share ("EPS") of $0.35
•Completed $254 million railcar sale to Wafra Inc. ("Wafra") in the quarter, recorded a gain of $25 million
2022 Guidance
•Industry deliveries of 40,000 to 50,000 railcars
•Net investment in the lease fleet of $250 million to $300 million
•Manufacturing capital expenditures of $35 million to $45 million
•EPS of $0.90 to $1.10
◦Excludes gains on insurance recoveries and other items outside of our core business operations
Management Commentary
“Our third quarter results once again show progress and improvement in our business,” said Trinity’s Chief Executive Officer and President, Jean Savage. “We continue to believe we will perform well in the coming years given our robust backlog and the favorable re-pricing environment for lease rates.”

“In the Railcar Leasing and Management Services Group, our Future Lease Rate Differential remained strong at 11.0% and utilization improved to 97.9%, setting up revenue growth in coming quarters.” Ms. Savage continued, “We completed our second portfolio sale to Wafra in the quarter, and this transaction reinforced our view of railcar investment vehicles as a dynamic platform to originate leases that are attractive to the market while moderating our fleet investment.”

“In the Rail Products Group, we have increasing conviction in strong railcar demand persisting in 2023 based on tighter industry supply and our impressive backlog of $4.1 billion bolstered by the 15,000 multi-year railcar order received in the quarter. Furthermore, along with increased deliveries, we reported revenue and margin growth again this quarter, indicating our momentum in an improving market and pricing environment for railcars.”

Ms. Savage concluded, “We continue to be enthusiastic about our business, and expect a solid fourth quarter to close the year with strong momentum and visibility for 2023.”

Consolidated Financial Summary

	Three Months Ended September 30,
	2022	2021	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$496.6	$419.8	Higher volume of external deliveries and improved pricing in the Rail Products Group
Operating profit	$92.7	$78.3	Higher deliveries and improved pricing in the Rail Products Group, partially offset by higher fleet operating costs and increased depreciation in the Leasing Group
Net income from continuing operations attributable to Trinity Industries, Inc.	$29.2	$21.6
EBITDA (1)	$164.3	$147.7
Effective tax expense rate	22.5%	24.6%
Diluted EPS – GAAP	$0.35	$0.22	Primarily improved operating results and the impact of lower diluted weighted average shares outstanding
Diluted EPS – Adjusted (1)	$0.34	$0.18

	Nine Months Ended September 30,
	2022	2021	Year over Year – Comparison
	(in millions)
Net cash provided by (used in) operating activities – continuing operations	$(52.6)	$418.8
2022 impacted by cyclical shifts in anticipation of higher volumes of railcar deliveries in future periods and continued supply chain challenges. 2021 benefited from the collection of $248 million in income tax refunds.

Free Cash Flow (1)	$0.1	$510.9
Capital expenditures – leasing	$691.1	$363.9
Returns of capital to stockholders	$122.7	$473.2	2021 included a privately negotiated repurchase agreement totaling $222.5 million
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•In the third quarter of 2022, we entered into a new long-term railcar supply agreement with GATX Corporation (“GATX”) to deliver a mix of 15,000 newly built tank and freight railcars over a six-year period. Our ending backlog at September 30, 2022 includes 15,000 railcars valued at approximately $1.8 billion associated with this agreement.
•In August 2022, Trinity Industries Leasing Company ("TILC") and certain of its subsidiaries sold to Signal Rail Holdings LLC (“Signal Rail”) a second portfolio comprised of 2,678 railcars and related leases for an aggregate sales price of approximately $254 million. TILC recognized a gain of approximately $25 million on the sale. Signal Rail is a joint venture between TILC and certain funds managed by Wafra.
•Total committed liquidity of $465 million as of September 30, 2022.
•During the quarter, Trinity repurchased approximately $14 million of shares in the open market, with a remaining authorization of $34 million as of quarter-end.

Business Group Summary

	Three Months Ended September 30,
	2022	2021	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$194.8	$185.5	Higher utilization, improved renewal rates, and the effect of net lease fleet investment activities
Leasing and management operating profit	$73.6	$76.4	Higher fleet operating costs and increased depreciation, partially offset by higher utilization on a larger lease fleet
Operating profit on lease portfolio sales	$34.3	$32.9
Fleet utilization (1)	97.9%	95.0%
Future Lease Rate Differential ("FLRD") (2)	+11.0%	+1.5%	Improvement in current market lease rates compared to the prior year period
Owned lease fleet (in units) (1)	109,195	105,915	Growth in the lease fleet
Investor-owned lease fleet (in units)	33,245	30,060	Additional sale to Wafra in Q3 2022
Rail Products Group
Revenues	$597.3	$339.9	Higher volume of deliveries, favorable pricing, and price escalation
Revenues eliminations – Lease subsidiary	$(295.3)	$(105.3)
Operating profit (loss)	$26.0	$(3.1)	Higher deliveries, improved pricing and storm-related insurance recoveries, partially offset by disruptions in the transportation network used to deliver our products
Operating profit eliminations – Lease subsidiary	$(19.6)	$(4.5)
Operating profit (loss) margin	4.4%	(0.9)%
New railcars:
Deliveries (in units)	3,935	2,410
Orders (in units)	19,500	2,530	2022 includes long-term supply agreement of 15,000 railcars
Order value	$2,405.5	$218.6	2022 includes $1.8B from long-term supply agreement
Backlog value	$4,090.9	$1,228.4
Sustainable railcar conversions:
Deliveries (in units)	300	242
Backlog (in units)	2,420	1,127
Backlog value	$201.4	$98.3
Corporate and other
Selling, engineering, and administrative expenses	$25.1	$25.9
Gains on dispositions of property	$(3.7)	$(2.8)

	September 30, 2022	December 31, 2021
Loan-to-value ratio
Wholly-owned subsidiaries, including corporate revolving credit facility	67.4%	62.3%	Increased leverage associated with leased assets, partially offset by amortization of debt on encumbered assets
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in revenue for railcar leases expiring over the next four quarters, assuming they were renewed at the most recent quarterly transacted lease rates for each railcar type.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on October 25, 2022 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "6191522". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "2349723" until 11:59 p.m. Eastern on November 1, 2022.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Third Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities and the potential financial and operational impacts of the COVID-19 pandemic.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$496.6	$419.8	$1,386.1	$1,043.8
Operating costs:
Cost of revenues	395.3	337.4	1,119.4	785.8
Selling, engineering, and administrative expenses	48.0	45.8	137.7	136.7
Gains on dispositions of property:
Lease portfolio sales	34.3	32.9	73.0	45.7
Other	5.1	8.7	19.5	19.5
Restructuring activities, net	—	(0.1)	1.0	(1.1)
	403.9	341.5	1,165.6	856.2
Operating profit	92.7	78.3	220.5	187.6
Interest expense, net	55.0	45.2	148.2	147.5
Loss on extinguishment of debt	—	—	1.5	11.7
Other, net	(0.6)	(0.7)	(2.7)	1.3
Income from continuing operations before income taxes	38.3	33.8	73.5	27.1
Provision (benefit) for income taxes:
Current	(2.6)	0.5	1.2	5.7
Deferred	11.2	7.8	16.2	3.7
	8.6	8.3	17.4	9.4
Income from continuing operations	29.7	25.5	56.1	17.7
Income (loss) from discontinued operations, net of income taxes	(3.4)	10.4	(13.7)	24.3
Loss on sale of discontinued operations, net of income taxes	—	—	(5.7)	—
Net income	26.3	35.9	36.7	42.0
Net income (loss) attributable to noncontrolling interest	0.5	3.9	7.9	(6.0)
Net income attributable to Trinity Industries, Inc.	$25.8	$32.0	$28.8	$48.0

Basic earnings per common share:
Income from continuing operations	$0.36	$0.22	$0.59	$0.23
Income (loss) from discontinued operations	(0.04)	0.11	(0.24)	0.23
Basic net income attributable to Trinity Industries, Inc.	$0.32	$0.33	$0.35	$0.46
Diluted earnings per common share:
Income from continuing operations	$0.35	$0.22	$0.57	$0.22
Income (loss) from discontinued operations	(0.04)	0.11	(0.23)	0.23
Diluted net income attributable to Trinity Industries, Inc.	$0.31	$0.33	$0.34	$0.45
Weighted average number of shares outstanding:
Basic	81.7	97.7	82.3	103.4
Diluted	83.3	99.5	84.4	105.7
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$58.5	$167.3
Receivables, net of allowance	280.2	227.6
Income tax receivable	11.0	5.4
Inventories	686.5	432.9
Restricted cash	180.2	135.1
Property, plant, and equipment, net:
Manufacturing/Corporate	341.6	349.3
Leasing:
Wholly-owned subsidiaries	5,793.1	5,706.1
Partially-owned subsidiaries	1,533.5	1,570.6
Deferred profit on railcars sold to the Leasing Group	(774.4)	(779.1)
	6,893.8	6,846.9
Goodwill	159.5	154.2
Other assets	329.4	266.5
Total assets	$8,599.1	$8,235.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$286.6	$206.4
Accrued liabilities	288.9	307.4
Debt:
Recourse (1)	459.0	398.7
Non-recourse:
Wholly-owned subsidiaries	3,844.5	3,555.8
Partially-owned subsidiaries	1,190.2	1,216.1
	5,493.7	5,170.6
Deferred income taxes	1,128.5	1,106.8
Other liabilities	140.3	147.9
Stockholders' equity:
Trinity Industries, Inc.	1,005.9	1,029.8
Noncontrolling interest	255.2	267.0
	1,261.1	1,296.8
Total liabilities and stockholders' equity	$8,599.1	$8,235.9
(1) Recourse debt as of September 30, 2022 includes $60.0 million outstanding associated with our corporate revolving credit facility.

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net cash provided by (used in) operating activities – continuing operations	$(52.6)	$418.8
Net cash provided by (used in) operating activities – discontinued operations	(15.4)	8.4
Net cash provided by (used in) operating activities	(68.0)	427.2

Investing activities:
Proceeds from lease portfolio sales	514.8	404.5
Proceeds from dispositions of property and other assets	33.2	34.3
Capital expenditures – leasing	(691.1)	(363.9)
Capital expenditures – manufacturing and other	(25.7)	(16.9)
Acquisitions, net of cash acquired	(9.4)	(16.5)
Proceeds from insurance recoveries	7.6	6.5
Equity investments	(15.5)	(0.2)
Net cash provided by (used in) investing activities – continuing operations	(186.1)	47.8
Payments related to sale of discontinued operations	(2.7)	—
Net cash used in investing activities – discontinued operations	—	(4.2)
Net cash provided by (used in) investing activities	(188.8)	43.6

Financing activities:
Net proceeds from (repayments of) debt	313.0	136.9
Shares repurchased	(36.8)	(406.5)
Dividends paid to common shareholders	(58.3)	(68.5)
Other	(24.8)	(16.0)
Net cash provided by (used in) financing activities	193.1	(354.1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(63.7)	116.7
Cash, cash equivalents, and restricted cash at beginning of period	302.4	228.4
Cash, cash equivalents, and restricted cash at end of period	$238.7	$345.1

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, restructuring activities, interest expense, net, loss on extinguishment of debt, pension plan settlement, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30, 2022
	GAAP	Gains on dispositions of property – other (1)	Interest expense, net (2)	Adjusted
Operating profit	$92.7	$(1.1)	$—	$91.6

Income from continuing operations before income taxes	$38.3	$(1.1)	$(0.3)	$36.9

Provision (benefit) for income taxes	$8.6	$(0.3)	$(0.1)	$8.2

Income from continuing operations	$29.7	$(0.8)	$(0.2)	$28.7

Net income from continuing operations attributable to Trinity Industries, Inc.	$29.2	$(0.8)	$(0.2)	$28.2

Diluted weighted average shares outstanding	83.3			83.3

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.35			$0.34

	Nine Months Ended September 30, 2022
	GAAP	Gains on dispositions of property – other (1)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$220.5	$(7.5)	$1.0	$—	$214.0

Income from continuing operations before income taxes	$73.5	$(7.5)	$1.0	$(1.0)	$66.0

Provision (benefit) for income taxes	$17.4	$(1.9)	$0.3	$(0.3)	$15.5

Income from continuing operations	$56.1	$(5.6)	$0.7	$(0.7)	$50.5

Net income from continuing operations attributable to Trinity Industries, Inc.	$48.2	$(5.6)	$0.7	$(0.7)	$42.6

Diluted weighted average shares outstanding	84.4				84.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.57				$0.50

	Three Months Ended September 30, 2021
	GAAP	Gains on dispositions of property – other (1)(3)	Restructuring activities, net (3)	Income tax effect of CARES Act	Adjusted
Operating profit	$78.3	$(4.7)	$(0.1)	$—	$73.5

Income from continuing operations before income taxes	$33.8	$(4.7)	$(0.1)	$—	$29.0

Provision (benefit) for income taxes	$8.3	$(1.2)	$—	$0.2	$7.3

Income from continuing operations	$25.5	$(3.5)	$(0.1)	$(0.2)	$21.7

Net income from continuing operations attributable to Trinity Industries, Inc.	$21.6	$(3.5)	$(0.1)	$(0.2)	$17.8

Diluted weighted average shares outstanding	99.5				99.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.22				$0.18

	Nine Months Ended September 30, 2021
	GAAP	Gains on dispositions of property – other (1)(3)	Restructuring activities, net (3)	Loss on extinguishment of debt – Controlling Interest (3)(4)	Loss on extinguishment of debt – Noncontrolling Interest (5)	Pension plan settlement (3)	Income tax effect of CARES Act	Adjusted
Operating profit	$187.6	$(4.7)	$(1.1)	$—	$—	$—	$—	$181.8

Income from continuing operations before income taxes	$27.1	$(4.7)	$(1.1)	$4.6	$7.1	$2.2	$—	$35.2

Provision (benefit) for income taxes	$9.4	$(1.2)	$(0.3)	$1.0	$—	$0.5	$(3.2)	$6.2

Income from continuing operations	$17.7	$(3.5)	$(0.8)	$3.6	$7.1	$1.7	$3.2	$29.0

Net income from continuing operations attributable to Trinity Industries, Inc.	$23.7	$(3.5)	$(0.8)	$3.6	$—	$1.7	$3.2	$27.9

Diluted weighted average shares outstanding	105.7							105.7

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.22							$0.26
(1) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) The effective tax rate for gain on dispositions of other property, restructuring activities, the loss on extinguishment of debt, and pension plan settlement is before consideration of the CARES Act.
(4) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(5) Represents the portion of loss on extinguishment of debt attributable to the noncontrolling interest, for which Trinity does not provide income taxes.

Free Cash Flow
Total Free Cash Flow After Investments and Dividends ("Free Cash Flow") is a non-GAAP financial measure. We believe Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Free Cash Flow is reconciled to net cash provided by (used in) operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Free Cash Flow is defined as net cash provided by (used in) operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Nine Months Ended September 30,
	2022	2021
Net cash provided by (used in) operating activities – continuing operations	$(52.6)	$418.8
Proceeds from lease portfolio sales	514.8	404.5
Adjusted Net Cash Provided by Operating Activities	462.2	823.3
Capital expenditures – manufacturing and other	(25.7)	(16.9)
Dividends paid to common stockholders	(58.3)	(68.5)
Free Cash Flow (before Capital expenditures – leasing)	378.2	737.9
Equity CapEx for leased railcars	(378.1)	(227.0)
Total Free Cash Flow After Investments and Dividends	$0.1	$510.9

Capital expenditures – leasing	$691.1	$363.9
Less:
Payments to retire debt	(1,351.5)	(2,256.8)
Proceeds from issuance of debt	1,664.5	2,393.7
Net proceeds from (repayments of) debt	313.0	136.9
Equity CapEx for leased railcars	$378.1	$227.0

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus gains on dispositions of other property, restructuring activities, interest income, loss on extinguishment of debt, and pension plan settlement. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$26.3	$35.9	$36.7	$42.0
Less: Income (loss) from discontinued operations, net of income taxes	(3.4)	10.4	(13.7)	24.3
Less: Loss on sale of discontinued operations, net of income taxes	—	—	(5.7)	—
Income from continuing operations	$29.7	$25.5	$56.1	$17.7
Interest expense	56.2	45.3	152.3	147.8
Provision (benefit) for income taxes	8.6	8.3	17.4	9.4
Depreciation and amortization expense	69.8	68.6	206.0	200.4
EBITDA	$164.3	$147.7	$431.8	$375.3
Gains on dispositions of property – other	(1.1)	(4.7)	(7.5)	(4.7)
Restructuring activities, net	—	(0.1)	1.0	(1.1)
Interest income	(0.3)	—	(1.0)	—
Loss on extinguishment of debt	—	—	—	11.7
Pension plan settlement	—	—	—	2.2
Adjusted EBITDA	$162.9	$142.9	$424.3	$383.4